SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 April 22, 1999
                                 ---------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                             TAVA TECHNOLOGIES, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)


           Colorado                       0-19167                 84-1042227
--------------------------------        -------------          -----------------
(State or other jurisdiction of         (Commission            (I.R.S. Employer
 incorporation or organization)           File No.)               I. D. Number)


   7887 E. Belleview Avenue, Suite 820
             Englewood, Colorado                                     80111
----------------------------------------                         ---------------
(Address of principal executive offices)                            (zip code)

                 (303)  771-9794
    --------------------------------------------
(Registrant's telephone number, including area code)

Item 5.  Other Events.


     On April 22, 1999, a purported class action lawsuit was filed in state District Court, Arapahoe County, Colorado by plaintiff Thaddeus Szymczak, against TAVA Technologies, Inc. ("TAVA"), each director of TAVA, and Real Software Group N.V. ("Real Software"). The suit alleges that the TAVA directors breached fiduciary duties owed to TAVA and its shareholders in the process of entering into an Agreement and Plan of Reorganization pursuant to which TAVA, upon shareholder approval, will be acquired by a wholly-owned subsidiary of Real Software in a cash merger transaction for $8.00 per share. The Agreement and Plan of Reorganization was filed with the SEC on April 23, 1999 as exhibits to TAVA's Form 8-K dated April 20, 1999. The suit further alleges that Real Software aided and abetted the claimed breaches.

     TAVA and its directors intend to vigorously defend the suit.




                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       TAVA Technologies, Inc.



Date:  April 29, 1999                  By: /s/ John Jenkins
                                          --------------------------------------
                                           John Jenkins, President and CEO